                                                                    EXHIBIT 10.3

                                                                  Execution Copy


                         AMENDED AND RESTATED AGREEMENT

        This Amended and Restated Agreement (the "Agreement") is entered into this 1st day of May, 1998, by and among PanAmSat International Systems, Inc. (formerly known as PanAmSat), a Delaware corporation ("PanAmSat"), Impsat S.A. ("Impsat"), and International Satellite Communication Holding Limited, a company organized and existing under the laws of Liechtenstein ("Customer").

        WHEREAS, PanAmSat, as successor in interest to Alpha Lyracom Space Communications, Inc., and Impsat entered into that certain Domestic Data Service Agreement dated May 30, 1991, as amended (the "First PAS-1 Agreement"); and

        WHEREAS, Impsat assigned its rights and obligations under the First PAS-1 Agreement to Customer on August 1, 1996 and agreed to remain liable to PanAmSat for Customer's performance and payment obligations under the First PAS-1 Agreement; and

        WHEREAS, PanAmSat, as successor in interest to Alpha Lyracom Space Communications, Inc., and Resis S.A. ("Resis") entered into that certain Domestic Data Service Agreement dated April 7, 1992, as amended (the "Second PAS-1 Agreement"); and

        WHEREAS, Resis assigned its rights and obligations under the Second PAS-1 Agreement to Customer on September 26, 1995 and agreed to remain liable to PanAmSat for Customer's performance and payment obligations under the Second PAS-1 Agreement; and

        WHEREAS, the parties desire to amend, restate and consolidate the First PAS-1 Agreement and the Second PAS-1 Agreement (collectively, the "PAS-1 Agreements") into a single agreement, to replace Resis as an obligor under the Second PAS-1 Agreement with Impsat, and to enter into an agreement for provision of satellite capacity via a follow-on satellite.

        NOW THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend and restate the PAS-1 Agreements as follows:

                                    PREAMBLE

        This Agreement covers the full time (24 hours a day, seven days a week) lease of transponder capacity (the "Customer's Transponder Capacity") by PanAmSat to Customer. The Customer's Transponder Capacity shall be supplied by PanAmSat, in outerspace, initially from transponder capacity on the Central Beam (the "Central Beam Capacity"), the North Beam (the "North Beam Capacity"), and the Latin Beam (the "Latin Beam Capacity") of that certain Atlantic Ocean Region Satellite referred to by PanAmSat as PAS-1 ("PAS-1"), and, subsequently, from capacity on another Atlantic Ocean Region Satellite (the "Follow-On Satellite") substantially comparable to the Latin Beam Capacity and meeting the requirements set forth in Section 1.1(d) below (the "Follow-On Capacity"). References in this Agreement to the "Customer's Transponder Capacity" shall be deemed, in context, to refer to the Central Beam Capacity, the North Beam Capacity, the Latin Beam Capacity and the Follow-On Capacity. The North Beam Capacity and the Latin Beam Capacity shall be referred to collectively as the "PAS-1 Capacity." References in this Agreement to the "Satellite" shall be deemed, in context, to refer to PAS-1 and the Follow-On Satellite. The transponders on the Satellite and the beams in which these transponders are grouped are referred to as "Transponder(s)" and the "Beam(s)," respectively.

                                    AGREEMENT

        In consideration of the foregoing and of the mutual promises set forth below, PanAmSat and Customer mutually agree as follows:

ARTICLE 1.  THE LEASE.

        1.1 The Customer's Transponder Capacity. PanAmSat leases, and agrees to provide, to Customer, and Customer leases, and agrees to accept, from PanAmSat, the Customer's Transponder Capacity meeting the applicable "Performance Specifications" set forth in Appendix B for the applicable "Lease Term" (as defined herein). If the

Customer's Transponder Capacity is provided from a partial Transponder, the Customer's Transponder Capacity shall be power and bandwidth limited, consisting of a Transponder segment, equivalent to the amount of bandwidth (stated in Appendix A) and associated power on the Transponder (a "Transponder Segment"). The Customer's Transponder Capacity is more particularly defined as follows:

                (a) Central Beam Capacity meeting the "Performance Specifications for PAS-1 C-Band Central Beam Transponders" (the "Central Beam Performance Specifications") set forth in Appendix B. The Central Beam Capacity shall consist of [ ]* MHz of bandwidth and associated power from C-band Transponder capacity on the Central Beam of the PAS-1 Satellite, in accordance with the parameters set forth in Table 1 of the Central Beam Performance Specifications.

                (b) North Beam Capacity meeting the "Performance Specifications for PAS-1 C-Band North Beam Transponders" (the "North Beam Performance Specifications") set forth in Appendix B. The North Beam Capacity shall initially consist of [ ]* MHz of bandwidth and associated power from C-band Transponder capacity on the North Beam of the PAS-1 Satellite, in accordance with the parameters set forth in Table 1-B of the North Beam Performance Specifications. As of the "Latin Beam Transition Date" (as defined in Section 2.2(c) below), the North Beam Capacity shall be decreased to [ ]* MHz of bandwidth and associated power from C-band Transponder capacity on the North Beam of the PAS-1 Satellite, in accordance with Table 1-A of the North Beam Performance Specifications.

                (c) Latin Beam Capacity meeting the "Performance Specifications for PAS-1 C-Band Latin Beam Transponders" (the "Latin Beam Performance Specifications") set forth in Appendix B. The Latin Beam Capacity shall be provided on a ramped basis, and shall initially consist of (i) a Transponder Segment equivalent to [ ]* MHz of bandwidth and associated power from C-band Transponder capacity on the Latin Beam of the PAS-1 Satellite, in accordance with Table 1-A of the Latin Beam Performance Specifications, and (ii) [ ]* MHz C-band Transponder from Latin Beam capacity of the PAS-1 Satellite, in accordance with Table 1-C of the Latin Beam

----------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

Performance Specifications. As of the "Latin Beam Transition Date" (as defined in Section 2.2(c) below), the Latin Beam Capacity shall be increased to consist of (i) a Transponder Segment equivalent to [ ]* MHz of bandwidth and associated power from C-band Transponder capacity on the Latin Beam of the PAS-1 Satellite, in accordance with Table 1-B of the Latin Beam Performance Specifications, and
(ii) [ ]* MHz C-band Transponder from Latin Beam capacity of the PAS-1 Satellite, in accordance with Table 1-C of the Latin Beam Performance Specifications.

                (d) If the Agreement has not been earlier terminated in accordance with Article 7, then upon the successful launch and placement into assigned orbital position of the Follow-On Satellite, PanAmSat shall replace Customer's PAS-1 Capacity with the Follow-On Capacity after the PAS-1 Satellite is taken out of commercial operation at its assigned orbital location (in accordance with Section 2.2 below). A "Follow-On Satellite" shall mean, for purposes of this Agreement, another satellite containing C-band capacity that PanAmSat places at the orbital location presently assigned to PAS-1 or at such other orbital location to which the FCC may order the PAS-1 Satellite moved, as provided in Section 13.1, prior to its being taken out of commercial operation. The Follow-On Capacity shall be deemed substantially comparable to the PAS-1 Capacity if consisting of [ ]* MHz C-band Transponders, providing a minimum saturated full-transponder EIRP in Buenos Aires of [ ]* dBW and a minimum EIRP in Bogota of [ ]* dBW, +/- [ ]* dB (or better), with the applicable "Follow-On Performance Specifications" to be provided by PanAmSat to Customer no less than thirty (30) days prior to the commencement of the Lease Term for the Follow-On Capacity. Follow-On Capacity shall be provided to Customer, if at all, in accordance with the terms and conditions of this Agreement, amended as appropriate to reflect any changes in technology and equipment employed, legal requirements and other differences in circumstances that may reasonably require modification in, or updating from, the terms and conditions stated herein (for example, the transponder performance failure standard

----------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

may be modified to be consistent with the standard applied to other similarly situated, full transponder customers on the Follow-On Satellite).

        PanAmSat shall not preempt or interrupt the provision of the Customer's Transponder Capacity to Customer, except as specifically permitted under this Agreement. References in this Agreement to the "Performance Specifications" shall, in context, be deemed to refer to the "Central Beam Performance Specifications," the "North Beam Performance Specifications," the "Latin Beam Performance Specifications" and the "Follow-On Performance Specifications."

        1.2     Beam and Transponder Designation. The Beams, and subject to
Section 5.1 and Appendix B, the particular Transponder(s), or portion thereof, that shall make up the Customer's Transponder Capacity shall be identified in accordance with Appendices A and B. Initial Transponder assignment(s) shall be specified by PanAmSat prior to the Commencement Date, as defined below.

        1.3 Use for Multicarrier Digital Service. The Customer's Transponder Capacity may be used by Customer solely for transmission of its own multicarrier digital telecommunications services, which, for purposes of this Agreement include the provision of value-added communications services by Customer to its customers; provided that Customer is responsible for all facilities communicating with the Customer's Transponder Capacity and for coordinating the use of the Customer's Transponder Capacity with PanAmSat. In no event shall the Customer's Transponder Capacity be used for the transmission of full-time, part-time or occasional "Television Service," defined herein as video programming, with associated audio signals, for broadcast, cable, direct to home or similar mass distribution. Customer shall not employ the Customer's Transponder Capacity for switched public international telecommunications services, without PanAmSat's prior express written consent, such consent not to be unreasonably withheld. If Customer interconnects the Customer's Transponder Capacity, or any portion thereof, to the U.S. public switched network at a U.S. common carrier's premises, Customer shall provide to PanAmSat such information as may be required by the United States Federal Communications Commission ("FCC") as a result of such interconnection.

        1.4 Transmission Plan. Subject to PanAmSat's prior written approval of Customer's transmission plan, Customer shall be permitted to transmit any number of digital RF carriers to and from each Transponder or Transponder Segment that constitutes the Customer's Transponder Capacity. Customer shall also be permitted, subject to PanAmSat's prior written approval, to modify this transmission plan from time to time. PanAmSat makes no representation, warranty, or covenant regarding the efficacy of the use of any number of carriers or other alternative uses of capacity provided under this Agreement.

ARTICLE 2.  TERM, LEASE TERM.

        2.1 Term. The term of this Agreement (the "Term") shall commence upon the first date above written and, unless previously terminated in accordance with its terms, shall remain effective until the end of the applicable "Lease Term," as defined below.

        2.2     Lease Terms.

                (a) Central Beam Capacity Lease Term. The "Central Beam Capacity Lease Term" shall start upon execution of this Agreement (the "Commencement Date"). The Central Beam Capacity Lease Term shall continue until the date that the PAS-1 Satellite is removed from commercial operation at its assigned orbital location in accordance with Section 7.4 below (the "Out of Service Date").

                (b) North Beam Capacity Lease Term. The "North Beam Capacity Lease Term" shall start upon the Commencement Date and shall continue until the Out of Service Date of the PAS-1 Satellite.

        (c) Latin Beam Capacity Lease Term. The "Latin Beam Capacity Lease Term" shall start on the Commencement Date and shall continue until the Out of Service Date of the PAS-1 Satellite.

        The "Latin Beam Transition Date" shall be the date that PanAmSat certifies to Customer that [ ]* MHz of C-band Latin Beam Capacity is available for migration of a portion of Customer's North Beam Capacity and capable of meeting the Latin Beam Capacity Performance Specifications; provided that the Latin Beam Transition Date shall occur, if at all, no later than sixty (60) days after the Commencement Date.

        It is understood and agreed by the parties that the availability of capacity to increase the Latin Beam Capacity is contingent upon a variety of conditions being met, including the election of certain existing Latin Beam customers to transfer their service to alternative capacity, and certain technical considerations regarding the loading of other services on Latin Beam Transponders. The determination regarding the availability of capacity shall be made by PanAmSat in its sole discretion; provided that, to the extent technically feasible, PanAmSat shall make such determinations in accordance with the order that each Customer receiving services from Latin Beam Transponders executed a definitive agreement with PanAmSat for such capacity. In the event the Latin Beam Transition Date does not occur, as specified above, the Latin Beam Capacity shall continue to consist of a [ ]* MHz Transponder Segment and [ ]* MHz Transponder until the end of the Latin Beam Capacity Lease Term.

                (d) Follow-On Capacity Lease Term. The "Follow-On Capacity Lease Term" shall commence, if at all, on the Out of Service Date of the PAS-1 Satellite provided, on such Out of Service Date, the Follow-On Capacity is actually available for use by Customer as described in Section 1.1(d) of this Agreement (the "Follow-On Capacity Lease Commencement Date"), and shall continue until the twelve (12) year anniversary of the Follow-On Capacity Lease Commencement Date. If, on such Out of Service Date, such Follow-On Capacity is not available for use by Customer, and Customer elects not to terminate this Agreement in accordance with Section 7.1, the parties shall mutually agree on the Follow-On Capacity Lease Commencement Date. References in this Agreement to the "Commencement Date" shall, in the context of the

----------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

Follow-On Capacity, be deemed to refer to the "Follow-On Capacity Lease Commencement Date."

        References in this Agreement to the "Lease Term" shall, in context, be deemed to be references to the "Central Beam Capacity Lease Term," the "North Beam Capacity Lease Term," the "Latin Beam Capacity Lease Term" and the "Follow-On Capacity Lease Term."

ARTICLE 3.  CUSTOMER PAYMENTS.

        3.1     Lease Fee. For each month of the Lease Term beginning on the
Commencement Date, Customer agrees to pay the monthly "Lease Fee" [    ]*. If
the Lease Term of this Agreement commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Lease Fee for such fractional month shall be prorated for each day of such fractional month. Customer shall deposit with PanAmSat the Lease Fee for two months on or before execution (the "Deposit"). This Deposit shall be applied to the Lease Fee for the first month and the last month of the Lease Term. Customer shall make each and all other payments of the Lease Fee, in advance, no later than the first business day of each month of the Lease Term.

        3.2 Guarantee. Within thirty (30) days of execution of this Agreement and continuing throughout the remaining Term of this Agreement, Customer's obligations to PanAmSat under this Agreement shall be secured by a guarantee of Impsat in the form set out in Appendix D (the "Guarantee").

        3.3 Manner Of Payment. All payments by Customer shall be made in U.S. dollars without offset (unless explicitly authorized by PanAmSat under Section 5.2 below) or withholding; shall be deemed to be made only upon receipt by PanAmSat of collected funds; and shall be made by bank wire transfer to such bank account as PanAmSat may designate by notice to Customer, or by cashier's or certified check, from

----------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

a U.S. bank, delivered to PanAmSat at its principal place of business, as designated in Section 14.5(b).

        3.4 Late Payment. Any payment due from Customer to PanAmSat that is not received by PanAmSat on the date that it is due shall be subject to a delinquency charge (liquidated damages) at the rate of one and a half percent (1-1/2%) per month, or the highest rate permitted by law, if less, on such overdue amount from the due date until it is actually received by PanAmSat. Customer acknowledges that such delinquency charge is reasonable under all the circumstances existing as of this date.

        3.5 Taxes. Customer is solely responsible for any taxes, charges (including universal service fund contribution charges, if any), levies, duties, withholding, or usage fees (collectively "Taxes") which may be asserted by any local, state, or national governmental entity with respect to this Lease, the Customer's Transponder Capacity, or the Lease Fees, with the exception of any U.S. income taxes on PanAmSat. If any Taxes are asserted with respect to the Satellite itself, the frequencies employed, or for the point of space that it occupies and are not specifically applicable or attributable to particular transponders or payments made with respect to its use, then Customer shall be responsible for a proportionate amount, calculated as the total number of Transponders (or portion thereof) that are leased hereunder divided by the total number of Transponders on the Satellite.

ARTICLE 4.  CUSTOMER'S OBLIGATIONS IN USING THE CUSTOMER'S TRANSPONDER CAPACITY.

        4.1 Non-interference and Use Restrictions. Customer's transmissions to and from the Satellite and its use of the Customer's Transponder Capacity shall comply with all applicable governmental laws, rules and regulations. PanAmSat reserves the right to require that any programming service or other transmission be encrypted. Customer will follow established practices and procedures for frequency coordination and will not use the Customer's Transponder Capacity, or any portion thereof, in a manner which would or could be expected to, under standard engineering practice, harm the Customer's Transponder Capacity or interfere with the use of or harm any portion of the Transponder from which the Customer's Transponder Capacity is provided that is not assigned to Customer, any other Transponder, the Satellite, or any other in-orbit satellite or transponder on such satellite. Customer shall also comply with the operational requirements (the "Operational Requirements") set forth in Appendix C, as the same may be modified from time to time by PanAmSat, in its reasonable discretion.

        4.2 No Terrestrial Facilities. Customer shall be responsible for the provision, installation, operation, maintenance of, and for securing all necessary authorizations for all earth station facilities and equipment ("Customer-Provided Facilities"), for transmitting signals to, or receiving signals from, the Satellite in accordance with the requirements set forth in this Agreement. Any provision by PanAmSat to Customer of earth station or other terrestrial facilities or services shall be the subject of a separate agreement.

        4.3 Customer's Transmitting Stations. Customer will configure, equip and operate its transmit facilities so that the interface of these facilities, in space, with the Satellite shall conform to the characteristics and technical parameters of the Satellite. Customer will follow PanAmSat's procedures for initiating, or terminating any transmission to the Satellite. Customer will operate all transmit facilities in a manner that allows for cessation of, and will cease, transmission immediately upon receiving notice from PanAmSat under
Section 14.5(a) ("Telephone Notices"). Customer will furnish such information regarding the technical parameters of its transmissions as may be required by PanAmSat prior to commencing, during, and upon the conclusion of any transmission to the Satellite.

                PanAmSat shall have the right, but not the obligation, to inspect any Customer-Provided Facilities together with associated facilities and equipment used by Customer, or by a third party under the authority of Customer, to transmit to any of the Customer's Transponder Capacity. PanAmSat will use all reasonable efforts to schedule inspections to minimize the disruption of the operation of the facilities, and Customer shall make the facilities available for inspection at all reasonable times. Customer shall, upon PanAmSat's request, provide measured proof that any transmit facility meets or exceeds the sidelobe envelope described in Appendix C.

        4.4 Customer Uplink Providers. Customer shall be permitted to contract with other parties to transmit its signals to, or receive its signals from the Satellite; provided, that, Customer requires its contractors to comply with all of the requirements of this Agreement regarding transmissions to, or reception from, the Satellite and makes PanAmSat a third party beneficiary (or to the extent that it may be required for enforceability, gives PanAmSat direct privity) entitled to enforce said agreement. If Customer retains third parties as permitted by the previous sentence, these third parties' facilities shall be deemed to be Customer-Provided Facilities and the acts and omissions of these third parties in connection with the transmission or reception of Customer's signals shall be deemed to be the acts and omissions of such third parties and of Customer.

        4.5 Third Party Use. Without implying any right of Customer to permit any third party use of the Customer's Transponder Capacity, Customer shall be responsible to PanAmSat for any third party use or transmissions that is permitted by Customer to the same extent as it would be for Customer's own use or transmissions and references in this Agreement with respect to Customer's responsibilities to PanAmSat regarding Customer's use or transmissions shall be interpreted accordingly.

ARTICLE 5.  OUTAGES.

        5.1 Failure of Capacity. If, after the Commencement Date, the Customer's Transponder Capacity fails to meet the Performance Specifications for: (a) any period of six (6) consecutive hours, or (b) a cumulative period of twelve (12) hours during any consecutive 30-day period, or (c) any period of time following a catastrophic event under circumstances that make it clearly ascertainable that a failure described in clauses (a) or (b) will occur, the Customer's Transponder Capacity shall be deemed to have suffered a "Confirmed Failure," unless such failure is the result of circumstances specified in Sections 6.1 or 8.1, in which event the consequences of such a failure shall be governed under said Sections. Any such failure must be confirmed by PanAmSat. If confirmed, the failure shall be measured as commencing from the later to occur of (i) Customer's cessation of use of the affected Customer's Transponder Capacity and (ii) notice from Customer to PanAmSat of such failure. Any such failure shall be deemed to have ended upon the earlier to occur of (i) Customer's resumption of use of the Customer's Transponder Capacity and (ii) notice by PanAmSat to Customer that the affected Customer's Transponder Capacity meets the Performance Specifications.

                In the event of a Confirmed Failure of the Customer's Transponder Capacity, PanAmSat shall, as soon as possible and to the extent technically feasible, employ certain redundant equipment units on the Satellite ("Spare Equipment") on a first-needed, first-served basis as among Customer and other Transponder owners, customers, and users, including without limitation, those who may take service via Satellite capacity provided by PanAmSat, but who may have no direct right to access the capacity themselves, such as compressed digital channel customers ("Protected Parties"), as a substitute for an equipment unit which has failed; provided, that PanAmSat may elect to use "Substitute Capacity" (as provided below), if available, in lieu of using Spare Equipment.

                Customer acknowledges and agrees that the Spare redundancy plan of the Satellite may require PanAmSat to reassign certain SSPAs or TWTAs, as applicable, among Transponders to make use of a Spare. In circumstances in which a spare SSPA or TWTA is required to be employed for any Protected Party and to do so requires a change in the SSPA or TWTA assigned to Customer, Customer shall, on notice from PanAmSat, cease transmitting to the Satellite to allow the SSPA or TWTA that is assigned to its Transponder to be reassigned and a different unit (that meets the Performance Specifications) to be put in its place.

                If: (a) the Customer's Transponder Capacity suffers a Confirmed Failure, and (b) the Spare Equipment associated with such Customer's Transponder Capacity is not available, and (c) equivalent capacity on another Transponder meeting the Performance Specifications in the same Beam(s) of the Satellite as such Customer's Transponder Capacity and designated by PanAmSat for non -Television Service use (the "Substitute Capacity"), is available and its use by Customer in accordance with PanAmSat's Operational Requirements is not predicted to interfere with the use or rights of others using the Satellite, in each case as determined by PanAmSat in its sole discretion, acting in good faith, then PanAmSat shall, as soon as possible and to the extent technically feasible, employ such Substitute Capacity for the Customer's Transponder Capacity to satisfy PanAmSat's obligations under this Agreement. In the event that PanAmSat employs such Substitute Capacity for the failed Customer's Transponder Capacity, such Substitute Capacity shall be deemed to be Customer's Transponder Capacity for all purposes under this Agreement. Any Transponder or equipment unit that is replaced by PanAmSat under this Agreement shall cease being Customer's Transponder Capacity at the time of such replacement.

                In the event that two or more Transponders simultaneously fail to meet their respective service or performance specifications and are entitled to restoration under any applicable agreement with PanAmSat, then the Protected Party (or its predecessor in interest) who first executed a binding agreement committing to take capacity on the affected Satellite with PanAmSat or its predecessors in interest shall, to the extent technically feasible, have priority as to use of the Spare Equipment or the Substitute Capacity; provided that, if a Transponder is employed by more than one Protected Party, PanAmSat's decision may be made in accordance with the order that the earliest Protected Party(ies) (or their predecessors in interest) using the Transponder(s) executed agreements with PanAmSat or its predecessors in interest. For the avoidance of doubt, if Customer takes additional capacity from PanAmSat, the date that Customer entered into such binding commitment for such additional capacity (and not the date of this Agreement), is the applicable date for determining the priority for such additional capacity to which Customer is entitled to restoration in the event of a simultaneous failure. As used in this Section 5.1, the term "simultaneously" shall be deemed to mean occurring within a 12-hour period. All determinations as to when failures requiring protection shall have occurred, for purposes of determining whether the failures are "simultaneous," shall be made by PanAmSat in its sole discretion acting in good faith.

        5.2 Outage Credits. If for any particular month during the Lease Term there is a Confirmed Failure of the Customer's Transponder Capacity, PanAmSat shall credit to Customer's next payment an "Outage Credit" that shall be determined, on a Transponder by Transponder basis, (or, if applicable, by Transponder Segment) by the following formula:

        Outage Credit equals:

                N     multiplied by S;
               ---
                M

        where,

                N = the number of hours (or portion thereof) during a month that a particular Transponder (or Transponder Segment) that is part of the Customer's Transponder Capacity has failed to meet its Performance Specification


                M =     the number of hours in the month, and

                S = Customer's Lease Fee, applicable to the affected Transponder (or Transponder Segment, if applicable), for said month

        5.3 Satellite Power Constraint. As the Satellite increases in age, because of an overall power constraint on the Satellite, it may be necessary to cease operating (or interrupt operation of) one or more Transponders on the Satellite. If such deactivation is required, to the extent consistent with protecting the overall health and performance of the Satellite, PanAmSat will, as between the Transponder(s) that constitute the Customer's Transponder Capacity and other Transponders on the Satellite, deactivate Transponders in reverse order of the priority stated in Section 5.1 above (i.e., last signed, first off). If the Customer's Transponder Capacity will be affected, and such action can be anticipated, PanAmSat will give Customer at least thirty days' notice or such lesser period of notice as is practical under the circumstances. The deactivation of a Transponder that is part of the Customer's Transponder Capacity under this Section 5.3 shall be treated as a failure of the capacity to meet the Performance Specifications.

        5.4 Performance at Particular Locations. The city tables that are provided in the Performance Specifications show minimum anticipated power at particular locations. In the event of a bona fide dispute regarding whether the performance specifications are being met, PanAmSat will take measurements from one of its U.S. teleports or at other convenient locations and extrapolate data for the particular city table locale. For the avoidance of doubt, the city table references are given for engineering purposes only and do not constitute a representation or warranty by PanAmSat with respect to the existence (or lack thereof) of legal restrictions that may prevent or limit the use of the Customer's Transponder Capacity at particular locations.

        5.5 Customer Cooperation. If the Customer's Transponder Capacity fails to meet the Performance Specifications, Customer shall use all reasonable efforts to cooperate and aid PanAmSat in curing such failure by modifying the terrestrial facilities so that there is no net loss in performance, in which event the Performance Specifications shall be deemed still to be met; provided that all reasonable efforts can be done at no expense to Customer, unless reimbursed by PanAmSat. These obligations of Customer shall include, but shall not be limited to, the following:

                (a) At the request of PanAmSat, if there is a problem that can be compensated for by increasing the power of its transmission to the Satellite, without affecting its use of the Customer's Transponder Capacity, Customer shall do so to the extent it can with existing equipment; and

                (b) Permitting PanAmSat, at PanAmSat's option, and at PanAmSat's cost and expense, to upgrade the Customer-Provided Facilities.

        5.6 Application to Individual Transponders. All determinations as to Confirmed Failures, Outage Credits, and protection rights to be made under this
Article 5 shall be made on an individual Transponder by Transponder (or Transponder Segment, if applicable) basis.

ARTICLE 6.  PREEMPTIVE RIGHTS.

        6.1 Preemptive Rights In Abnormal Circumstances. Customer recognizes that it may be necessary, in unusual or abnormal technical situations or other unforeseen conditions, for PanAmSat deliberately to preempt or interrupt Customer's use of, the Customer's Transponder Capacity, solely in order to protect the overall health and performance of the Satellite. Such decisions shall be made by PanAmSat in its sole discretion. To the extent technically feasible, PanAmSat shall give Customer at least 24 hours' notice of such preemption or interruption and will use all reasonable efforts to schedule and conduct its activities during periods of such preemption or interruption so as to minimize the disruption to users of the Satellite. Customer shall immediately cease transmissions to the affected Transponder(s) at such time as its Customer's Transponder Capacity is preempted or interrupted pursuant to this Section. To the extent that such preemption results in a loss to Customer of the use of the Customer's Transponder Capacity that otherwise would be sufficient to constitute a Confirmed Failure, Customer shall have all of the rights and remedies regarding Outage Credits and termination that are set forth in Articles 5 and 7.

        6.2 Testing in the Event of Customer's Transponder Capacity Failure. If a Transponder that is part of Customer's Transponder Capacity is not meeting Performance Specifications, but Customer elects to continue to use (and pay for) such Customer's Transponder Capacity, as degraded, PanAmSat may interrupt Customer's use as necessary to perform testing or take any other action that may be appropriate to attempt to restore the affected Transponder to its Performance Specifications. In such event, PanAmSat shall coordinate activities with affected users of the Satellite and shall use all reasonable efforts to minimize the overall disruption. To the extent that any period of interruption results in a loss to Customer of the use of the Customer's Transponder Capacity that is sufficient to constitute a Confirmed Failure, Customer shall have all of the rights and remedies regarding Outage Credits and termination that are set forth in Articles 5 and 7.

        6.3 Transponder Degradation. If the Customer's Transponder Capacity includes a Transponder Segment from the Transponder that degrades such that some, but not all, of the uses of the Transponder can be maintained at the applicable performance or service specifications, and there is no available Spare Equipment or Substitute Capacity, PanAmSat shall provide capacity or service to Customer and/or other owners, lessees, and users of said Transponder or any portion thereof, including, without limitation, PanAmSat and its predecessors in interest, in accordance with the priorities stated in Section
5.1 above.

ARTICLE 7.  TERMINATION RIGHTS.

        7.1 Termination for Delay in Follow-On Capacity Lease Commencement Date. PanAmSat shall keep Customer reasonably apprised of changes in the anticipated Follow-On Capacity Lease Commencement Date. If the Follow-On Capacity Lease Commencement Date does not occur: (a) on the Out of Service Date of the PAS-1 Satellite, as defined in Section 2.2(a), or (b) on or before January 1, 2002, or such later date as Customer may have previously agreed (in either case, the "Latest Anticipated Follow-On Commencement Date"), then Customer may terminate this Agreement on the Out of Service Date of the PAS-1 Satellite, or the Latest Anticipated Follow-On Commencement Date, as applicable.

        7.2     Reserved.

        7.3 Termination For Confirmed Failure. If there is a Confirmed Failure of any of the Transponders (or Transponder Segments) that constitute the Customer's Transponder Capacity or, if on the Commencement Date, any of such Transponders or Transponder Segments do not meet their Performance Specifications, this Agreement shall automatically terminate as to such failed Transponder(s) or Transponder Segment(s) unless, within thirty days of such failure, PanAmSat restores such capacity to the Performance Specifications including through the use of Spare Equipment or Substitute Capacity. In the event this Agreement is terminated under this Section 7.3 for all of Customer's Transponder Capacity (i.e., all such Capacity has suffered Confirmed Failure(s), without restoration as provided above), this Agreement shall terminate in its entirety.

        7.4 Taking the Satellite Out Of Commercial Operation. PanAmSat may determine to take the Satellite out of commercial operation: (a) if, in PanAmSat's judgment, the remaining fuel on board the Satellite is no longer sufficient to maintain geosynchronous orbit within plus or minus 0.05 degrees, allowing sufficient fuel for de-orbiting the Satellite, or (b) if one half or more of the Transponders that constitute either the C-band or Ku-band payload of the Satellite no longer meet their applicable performance specifications, or (c) the Satellite has fewer than 24 nominal 36 MHz equivalent Transponders (out of a total of 36 nominal 36 MHz equivalent Transponders) that meet their applicable performance specifications, or, (d) as to the PAS-1 Satellite, at any time after May 1, 1999 (the "Design Date"). In the event of such a determination, PanAmSat shall notify Customer of the date the Satellite will be taken out of commercial
operation no less than [        ]* in advance of such date; provided, if such
notice is not technically feasible, PanAmSat shall give such notice as soon as technically feasible thereafter. On the date that the Satellite is taken out of commercial operation, this Agreement shall automatically terminate; provided that, on the date the PAS-1 Satellite is taken out of commercial operation, subject to Sections 7.1 and 7.3 above, this Agreement shall continue in full force and effect as to capacity provided via the Follow-On Satellite.

----------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

        7.5 Termination By PanAmSat For Cause. PanAmSat may terminate this Agreement, declare immediately due and payable the Lease Fee for each month that would have remained in the Lease Term pursuant to Article 2 (based upon the then anticipated fuel life of the Satellite) on and after the date of such termination, and apply the Deposit held under Section 3.1, against the termination liability, if: (a) Customer fails to make payment of any amount due
and such amount remains unpaid within [   ]* days after receiving from PanAmSat
a notice of such nonpayment, or (b) Customer fails to cease any activity in violation of Sections 4.1, 6.1 or 7.6 upon receiving notice from PanAmSat in accordance with Section 14.5(a) (provided that PanAmSat shall not be entitled to terminate this Agreement under this clause (b) if all of the following requirements are met: (i) Customer is (and remains) in compliance with Section 14.5(a), and the operator on duty mistakenly did not implement PanAmSat's initial notice; (ii) the mistake was rectified as soon as it became apparent;
(iii) appropriate steps are taken to prevent a future recurrence of the mistake and the problem is not recurring; and (iv) no damage occurred as a result of the mistake), or (c) Customer fails to cease any other activity in violation of Customer's obligations under this Agreement within thirty (30) days after receiving from PanAmSat a notice of such violation. In the event of such termination, in addition to all of PanAmSat's other remedies at law or in equity, PanAmSat shall be entitled to use the Customer's Transponder Capacity for whatever purpose PanAmSat sees fit, and Customer shall not be entitled to any equitable relief with respect to such use or any refund of amounts paid to PanAmSat. Customer acknowledges that the foregoing rights of PanAmSat: (i) are reasonable under all of the circumstances existing as of this date; (ii) constitute liquidated damages for the loss of a bargain; and (iii) do not constitute a penalty.

        7.6     Right to Deny Access.

                (a) PanAmSat may deny access by Customer to the Customer's Transponder Capacity in any circumstance in which PanAmSat would have the right to terminate this Agreement for cause under Section 7.5 above provided that any notice that would be required for termination under Section 7.5 is also given for any such denial of access.

----------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                (b) PanAmSat may also deny access to Customer if, in any circumstance that arises out of Customer's use of the Customer's Transponder Capacity, PanAmSat or any member of the "PanAmSat Group" (as defined in Section
9.3 below): (A) is indicted, (B) is otherwise charged as a criminal defendant,
(C) becomes the subject of any criminal proceeding, or (D) becomes the subject of any other governmental action or threat of any action by any governmental entity or representative thereof which potentially could result in the revocation, suspension, or loss of any license, ability or right to provide capacity or service to any customer or loss of any customer's right or ability to use the capacity or service provided to it. PanAmSat may also deny access to Customer if Customer's signal is being "jammed" by a third party (governmental or otherwise) and such jamming is interfering with the use or threatens the health of the Satellite; provided that PanAmSat shall, in cooperation with Customer, use all reasonable efforts through all available legal avenues to cause such jamming to be stopped as soon as possible; provided that nothing herein shall be construed so as to require either party to institute legal proceedings against any third party.

                (c) Customer shall cease transmissions to the Satellite upon notice of denial of access by PanAmSat under this Section 7.6. PanAmSat may continue to deny Customer access under this Section 7.6 until any breach of the Agreement by Customer is cured and, in the case of any denial of access pursuant to clause (b) above, until any action or threat of action is resolved in PanAmSat's favor or removed and, in each case, until assurances are given to PanAmSat's reasonable satisfaction that the matter(s) giving rise to a denial of access will not reoccur.

                (d) If it is determined by final judicial order that PanAmSat prevented Customer from accessing any or all of Customer's Transponder Capacity at a time when PanAmSat did not have the right to do so under this
Section 7.6, then Customer shall be entitled to Outage Credits for the period during which access was denied, which shall be calculated in accordance with
Section 5.2. Except as provided in the preceding sentence, a denial of access made by PanAmSat under this Section 7.6 shall not result in any Outage Credit to Customer for Lease Fee payments, which shall continue to be due and payable.

        7.7 Rights and Obligations Upon Termination. Upon termination of this Agreement in accordance with any of Sections 7.1, 7.2, 7.3, or 7.4 above, or Sections 7.8 or 8.1 below, PanAmSat shall promptly refund to Customer any portion of the Lease Fee previously paid (including any applicable portion of the Deposit) applicable to any period after the date of such termination plus any unapplied Outage Credits to which Customer was entitled prior to termination. The termination of this Agreement for any reason shall extinguish all of PanAmSat's obligations to provide, and Customer's obligations to accept, the Customer's Transponder Capacity, but shall not relieve either party of any obligation that may have arisen prior to such termination, including (without limitation), under Section 7.5 above, nor shall termination affect the parties' obligations under Article 9 (Limitation of Liability and Indemnification) and
Article 11 ("Confidentiality") that shall survive the termination of this Agreement.

        [


                                                                              ]*

ARTICLE 8.  FORCE MAJEURE.

        8.1 Failure To Commence Customer's Transponder Capacity Or To Perform. Any failure or delay in the performance by PanAmSat of its obligation to commence or to continue to provide Customer's Transponder Capacity shall not be a breach of this Agreement, if such failure or delay results from any Act of God, governmental action (whether in its sovereign or contractual capacity), or any other circumstance reasonably beyond the control of PanAmSat, including, but not limited to, receive earth station sun outage, meteorological or astronomical disturbances, earthquake, hurricane, snowstorm, fire, flood, strikes, labor disputes, war, civil disorder, epidemics, quarantines, embargoes, or acts or omissions of Customer or any third parties. The foregoing notwithstanding, PanAmSat shall provide Customer with Outage Credits in circumstances in which PanAmSat is unable to perform because of force majeure conditions, with the exception of force majeure conditions that are attributable to sun outages, meteorological or

----------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

astronomical disturbances, or acts or omissions of Customer or its employees, agents, or contractors. Subject to the following sentences, either party shall be permitted to terminate this Agreement, as to the affected Customer's Transponder Capacity, if, because of force majeure conditions: (a) Customer's Transponder Capacity meeting the Performance Specifications cannot be provided for sixty (60) consecutive days; or (b) the nature of the force majeure event makes it clearly ascertainable that Customer's Transponder Capacity meeting the Performance Specifications will not be able to be provided within this sixty
(60) - day period. Customer shall not be permitted to terminate this Agreement if PanAmSat's inability to perform is due to acts or omissions of Customer or its employees, agents, or contractors or for intermittent failure of Customer's Transponder Capacity due to sun outages, meteorological or astronomical disturbances. In the event of any conflict between the termination rights set forth in this Section 8.1 and Section 7.3 above, Section 7.3 governs in the event of an equipment failure on board an in orbit satellite and Section 8.1 governs in all other circumstances.

ARTICLE 9.  LIMITATION OF LIABILITY AND INDEMNIFICATION.

        9.1 Limitation Of PanAmSat's Liability. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED. IT IS EXPRESSLY AGREED THAT PANAMSAT'S SOLE OBLIGATION AND CUSTOMER'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LAW OR EQUITY ARE LIMITED TO THOSE SET FORTH IN SECTION 5.2 AND ARTICLE 7 AND ALL OTHER REMEDIES, INCLUDING (WITHOUT LIMITATION) ANY THAT MIGHT OTHERWISE APPLY UNDER ANY UNIFORM COMMERCIAL CODE OF ANY KIND ARE EXPRESSLY EXCLUDED. In no event shall PanAmSat be liable for any incidental or consequential damages or loss of revenues, whether foreseeable or not, occasioned by any defect in the Satellite, the Transponders or the provision of Customer's Transponder Capacity to Customer, any delay in the provision of Customer's Transponder Capacity to Customer, any failure of PanAmSat to provide Customer's Transponder Capacity, or any other cause whatsoever.

        9.2 Limitation Of Liability Of Others. Without limiting the generality of the foregoing, Customer acknowledges and agrees that it shall have no right of recovery for the satisfaction of any cause whatsoever, arising out of or relating to this Agreement, against (a) any parent company of PanAmSat or commonly controlled entities, including, without limitation, Hughes Electronics Corporation (collectively, "PanAmSat Companies"), (b) any supplier of services or equipment to PanAmSat in connection with the construction, launch, operation, maintenance, tracking, telemetry and control of the Satellite or the Customer's Transponder Capacity, or the provision of Customer's Transponder Capacity to Customer in any circumstances in which PanAmSat would be obligated to indemnify the supplier, or (c) any officer, director, employee, agent, partner or shareholder of PanAmSat or any PanAmSat Company.

        9.3 Indemnification. Customer shall indemnify and save harmless the "PanAmSat Group" (defined herein to mean PanAmSat, all PanAmSat Companies, and all officers, employees, agents, partners and shareholders of PanAmSat and/or the PanAmSat Companies) from any claims, liabilities, losses, costs, or damages, including attorneys' fees and costs, arising out of (a) Customer's use of the Customer's Transponder Capacity, including any actual or alleged libel, slander, obscenity, indecency, infringement of copyright, breach in the privacy or security of transmissions; or (b) Customer's breach of its obligations under
Section 4.1, 6.1, or 7.6; or (c) disputes between or among Customer and its transmission recipients or its programs or other transmission content suppliers; or (d) any warranty, representation, or statement Customer may make to a third party in connection with transmissions over the Satellite. The limitations of liability set forth in this Article 9 shall apply to, and the indemnifications set forth in this Article 9 shall run in favor of, the PanAmSat Group.

ARTICLE 10.  SUBORDINATION AND ASSIGNMENT.

        10.1 No Property Interest Created. This Agreement does not grant, and Customer shall not assert, any right, interest, or lien upon the property or assets of PanAmSat, including in the Customer's Transponder Capacity or in any satellite or related equipment which it may own.

        10.2 Subordination. Customer acknowledges and agrees that this Agreement is subject to the provisions shown in Appendix E-2 (First Trust National Association).

Customer acknowledges and agrees that PanAmSat may grant security interests in the Transponders and/or the Satellite to other parties, subject to the secured party's agreement to grant quiet enjoyment in accordance with provisions that are substantially similar to those set forth in Appendix E.

        10.3 PanAmSat's Right To Assign. Customer agrees that PanAmSat may assign its rights and interests under this Agreement and to the Satellite and any or all sums due or to become due under this Agreement to an assignee for any reason. Customer agrees that upon receipt of notice from PanAmSat of such assignment, Customer shall perform all of its obligations directly for the benefit of the assignee and shall pay all sums due or to become due directly to the assignee, if so directed. Upon receipt of notice of such assignment, Customer agrees to execute and deliver to PanAmSat such documentation as assignee may reasonably require from PanAmSat. As used in this Section 10.3, assign shall mean to grant, sell, assign, encumber or otherwise convey directly or indirectly, in whole or in part.

        10.4 Customer Assignment. Customer may assign its rights under this Agreement, only in whole, and only after securing PanAmSat's express prior written consent, which consent may be withheld or conditioned in PanAmSat's sole discretion. As used in this Section 10.4, assign shall mean to grant, sell, assign, encumber, otherwise convey, license, lease, sublease, or permit the utilization of, directly or indirectly, in whole or in part.

        10.5 Successors. Subject to all the provisions concerning assignments, above, this Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties, provided that no assignment of this Agreement shall relieve either party of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

        10.6 No Resale. The Customer's Transponder Capacity is provided for Customer's own use and in no event shall Customer be permitted to resell in any manner the Customer's Transponder Capacity, in whole or in part, to any other person or entity, except as expressly provided under Section 1.3 of this Agreement as part of a value added communications Services to Customer's customers, in circumstances in which Customer provides to its customers substantially more communications facilities than bare space segment capacity.

ARTICLE 11.  CONFIDENTIALITY.

        11.1 Non-disclosure. PanAmSat and Customer shall hold in confidence the information contained in or exchanged in connection with this Agreement. Notwithstanding the foregoing, disclosure, on a confidential basis, by either party is permitted: (a) to its principals, auditors, attorneys, investors, lenders, insurance agents, and proposed and actual successors in interest and
(b) to comply with law and enforce its rights and perform its obligations under this Agreement.

ARTICLE 12.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

        Subject to the understanding that certain applications may be pending or subsequently filed by PanAmSat with the FCC or other applicable governmental entity as to which PanAmSat's obligations are set forth in Article 13, PanAmSat and Customer each represents and warrants to, and agrees with, the other that:

        12.1 Authority. It has the right, power and authority to enter into and perform its obligations under this Agreement.

        12.2 Partnership And Corporate Approvals. It has taken all requisite partnership or corporate action, as applicable, to approve execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself.

        12.3 Consents. The fulfillment of its obligations will not constitute a material violation of any existing applicable law, rule, regulation or order of any governmental authority, or contract to which it is subject. All public or private consents, permissions, agreements, licenses or authorizations necessary for the performance of its obligations under this Agreement to which it is subject have been obtained, or it will use all reasonable efforts to obtain, in a timely manner.

        12.4 No Broker. It does not know of any broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, or of any broker, finder or intermediary who might be entitled to a fee or commission upon the consummation of the transactions contemplated by this Agreement.

ARTICLE 13. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF PANAMSAT.

        13.1 Orbital Location. PanAmSat constructs, launches, and operates its satellites under the authority of the FCC. PanAmSat has been authorized by the FCC to construct, launch and operate the Satellite in geostationary orbit at 45 degrees West Longitude (the "Planned Orbital Location). PanAmSat shall use such orbital location (or, to the extent that PanAmSat obtains FCC authority to do so, any location within five degrees of the Planned Orbital Location), unless prevented by subsequent order of the FCC, in which event PanAmSat shall use such orbital position closest to the range identified above that the FCC may designate. Until the Design Date, PanAmSat shall use all reasonable efforts to resist any move of the Satellite from outside the orbital range specified above; thereafter, PanAmSat may relocate the Satellite to any orbital location. In the event that PanAmSat changes the Satellite's orbital location, such change shall not affect the continuing validity of this Agreement, except to the extent such change prevents PanAmSat from providing Customer's Transponder Capacity that meets the Performance Specifications, in which event the termination provision set forth in Article 7 shall apply.

        13.2 Government Authorizations. PanAmSat shall use all reasonable efforts to obtain and maintain all necessary U.S. governmental authorizations or permissions to operate the Satellite and to comply in all material respects with all FCC and other U.S. (and, to the extent that it may be required under its U.S. authorizations, other) governmental regulations regarding the operation of the Satellite.

        13.3 Reports and Communications. PanAmSat shall provide Customer with the following reports regarding the operation of the Satellite and the Customer's Transponder Capacity:

                (a) Operational Reports/Communications. Following execution of this Agreement, PanAmSat shall keep Customer reasonably apprised of changes in the projected construction completion date and launch date of the Follow-On Satellite.

                (b) Anomalous Operation Notification. PanAmSat shall notify Customer as soon as practicable of any significant incidents which have a material effect on the Customer's Transponder Capacity or materially reduce the projected life of the Satellite.

ARTICLE 14.  MISCELLANEOUS.

        14.1 Applicable Law And Entire Agreement. This Agreement shall be interpreted according to the laws of the State of Connecticut, U.S.A. and where applicable, the FCC's regulations, and any action or proceeding arising out of this Agreement shall be submitted to arbitration as provided in Section 14.1A. Any request for injunctive relief or to enforce an arbitration award granted under this Section 14.1 shall be brought and maintained in Connecticut. Customer consents to the jurisdiction of courts located in Connecticut, solely for such an action or proceeding as described above. Each party agrees that service of process in any action or proceeding shall be deemed sufficient if mailed, first class, postage prepaid, to Customer at the address set forth in Section 14.5(b), as the same may be changed in accordance with that Section.

        14.1A   Arbitration.

        (i) Except as provided in Section 14.1 above, if any claim or dispute arises out of this Agreement as to the obligation or liabilities of the parties or any other matter whatsoever, then, without prejudice to any rights of suspension or termination under this Agreement, the dispute shall be submitted to arbitration, applying the substantive law of the State of Connecticut, before the International Chamber of Commerce (the "ICC"). The place of arbitration shall be New York, New York.

        (ii) The arbitration shall be conducted in accordance with the rules of Conciliation and Arbitration of the ICC by three (3) arbitrators, of whom one
(1) each will be chosen by each party, and the third, who will serve as chairman, will be agreed between the parties, or in the absence of such agreement, will be appointed by the Chairman of the ICC.

        (iii) The arbitrator's award shall be final and binding on both parties, and the parties hereby waive all rights of appeal in any jurisdiction.

        (iv) The official language of the arbitration shall be English.

        14.1B   Entire Agreement. This Agreement constitutes the entire
agreement between the parties and supersedes all previous understandings, commitments or representations concerning its subject matter. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a prior writing signed by an authorized officer of each party.

        14.2 Severability. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law. If any provision of this Agreement shall be invalid or unenforceable, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirements.

        14.3 No Third Party Beneficiary. The provisions of this Agreement are for the benefit only of Customer and PanAmSat, and, except as may be provided under Appendix E and Section 10.2, no third party may seek to enforce or benefit from these provisions, except that both parties acknowledge and agree that the non-interference requirements of Section 4.1 are intended for the benefit of both PanAmSat and all other Protected Parties, and that the provisions of
Article 9 are intended for the benefit of the PanAmSat Group and that such intended beneficiaries may separately, or in addition to the parties hereto, seek to enforce such provisions.

        14.4 Non-Waiver Of Breach. Either party may specifically waive any breach of this Agreement by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, upon notice given in writing to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

        14.5    Notices.

                (a) Telephone Notices. For the purpose of receiving notices from PanAmSat regarding preemption, interference or other technical problems, including with respect to Transponder failure and restoration, Customer shall maintain at each earth station transmitting signals to the Satellite a telephone that is continuously staffed at all times during which Customer is transmitting signals to the Satellite and an automatic facsimile machine in operation and capable of receiving messages from PanAmSat at all times. THOSE PERSONS STAFFING THE EARTH STATION, FOR THE PURPOSES OF RECEIVING SUCH MESSAGES FROM PANAMSAT, MUST HAVE THE TECHNICAL CAPABILITY AND ABSOLUTE AUTHORITY IMMEDIATELY TO TERMINATE OR MODIFY THE TRANSMISSION IF NOTIFIED BY PANAMSAT. PanAmSat shall also maintain a telephone that is continuously staffed for the purposes of receiving notices regarding the matters identified above. All such notices shall be made in English and shall be effective upon the placement of a telephone call from one party to the other. Each party shall promptly confirm all telephone notices that may be given under this Agreement in writing in accordance with
Section 14.5(b) below.

                (b) General Notices. All notices and other communications from either party to the other, except as otherwise stated in this Agreement, shall be in English writing and, shall be deemed received upon actual delivery or completed facsimile addressed to the other party as follows:

To PanAmSat International                       PanAmSat International Systems, Inc.
Systems, Inc. by mail                           One Pickwick Plaza
or by personal delivery to                      Greenwich, Connecticut 06830
its principal place of                          Attention:  General Counsel
business:

To PanAmSat if by facsimile:                    203-622-9163
                                                Attention:  General Counsel

With a copy to:
---------------

If by mail or by personal                       Goldberg, Godles, Wiener & Wright
delivery to its principal                       1229 Nineteenth Street, N.W.
place of business:                              Washington, D.C. 20036
                                                Attention: Henry Goldberg

If by facsimile:                                202-429-4912
                                                Attention: Henry Goldberg



To Customer if by mail or                       International Satellite Communication Holding Ltd
by personal delivery to its                     Alferez Pareja 256
principal place of                              (1107) Buenos Aires, Argentina
business:                                       Attention:  Sr. Elias Benveniste

To Customer if by facsimile:                    011-541-362-5041
                                                Attention:  Sr. Elias Benveniste


With a copy to:
---------------

If by mail or by personal
delivery to its principal
place of business:

If by facsimile:


Each party will advise the other of any change in the address, designated representative or telephone or facsimile number.

        14.6 Headings. The descriptive headings of the Articles and sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        14.7 Documents. Each party agrees to provide information and to execute, and, if necessary, to file with the appropriate governmental entities and international organizations, such documents as the other party shall reasonably request in order to carry out the purposes of this Agreement.

        14.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

        14.9 Replacement of Agreements. The parties acknowledge and agree that this Agreement supercedes and replaces the PAS-1 Agreements in their entirety.

        Each of the parties has duly executed and delivered this Agreement as of the day and year first written above.

                                   PANAMSAT INTERNATIONAL SYSTEMS, INC.



                                   By:    /s/ Lourdes Saralegui
                                      ------------------------------------------
                                   Name:  Lourdes Saralegui
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   INTERNATIONAL SATELLITE
                                   COMMUNICATION HOLDING LIMITED


                                   By:    /s/ U. Siegfried    /s/ K.Kindle
                                      ------------------------------------------
                                   Name:  U. Siegfried       K. Kindle
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   IMPSAT S.A.


                                   By:    /s/ Jorge Marine
                                      ------------------------------------------
                                   Name:  Jorge Marine
                                        ----------------------------------------
                                   Title: GERENTE DE ADMINISTRACION
                                         ---------------------------------------

                               LIST OF APPENDICES


A.      Customer's Transponder Capacity and Payment Schedule

B.      Performance Specifications

C.      Operational Requirements

D.      Guarantee

E.      Subordination Provision

        E-2.    First Trust National Association

                                                                    APPENDIX A-1

                         CUSTOMER'S TRANSPONDER CAPACITY

CENTRAL BEAM CAPACITY

Satellite                       Band               MHz                        Transponder #(1)                     Downlink Beam
---------                       ----               ---                        -------------                        -------------
PAS-1                             C                [ ]                           [     ]*                           Central


INITIAL PAS-1 CAPACITY

Satellite                       Band               MHz                        Transponder #(1)                     Downlink Beam
---------                       ----               ---                        -------------                        -------------
PAS-1                             C                [ ]*                          [   ]*                             Latin
PAS-1                             C                [ ]*(2)                       [   ]*                             Latin
PAS-1                             C                [ ]*(2)                       [   ]*                             North

LATIN BEAM TRANSITION

Satellite                       Band               MHz                        Transponder #(1)                     Downlink Beam
---------                       ----               ---                        -------------                        -------------
PAS-1                             C                [ ]*                          [   ]*                             Latin
PAS-1                             C                [ ]*(3)                       [   ]*                             Latin
PAS-1                             C                [ ]*(3)                       [   ]*                             North




--------------------

(1) Initial Transponder assignment, subject to change in accordance with the provisions of Section 1.2 and Appendix B.

(2) For purposes of calculating the monthly Lease Fee, the [ ]* MHz Latin Beam Transponder Segment and the [ ]* MHz North Beam Transponder Segment shall be considered as one (1) [ ]* MHz Transponder Segment.

(3) For purposes of calculating the monthly Lease Fee, the [ ]* MHz Latin Beam Transponder Segment and the [ ]* MHz North Beam Transponder Segment shall be considered as one (1) [ ]* MHz Transponder Segment.

* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

FOLLOW-ON CAPACITY

                        Number of
Satellite               Transponders                 Band            MHz               Transponder #(1)               Downlink Beam
---------               ------------                 ----            ---               ----------------               -------------
Follow-On                   [ ]*                      C              [ ]*                   TBD                            TBD







--------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                                                    APPENDIX A-2

                   PAYMENT SCHEDULE FOR CENTRAL BEAM CAPACITY

    The monthly Lease Fee for the Central Beam Capacity is set forth below:

For each month during the
calendar year, following
the Commencement Date                                       Monthly Lease Fee
---------------------                                       -----------------
1998 through the                                             US$ [        ]*
Out of Service Date
of the PAS-1 Satellite


           PAYMENT SCHEDULE FOR PAS-1 CAPACITY AND FOLLOW-ON CAPACITY

        The monthly Lease Fee per Transponder (or 36 MHz Transponder Segment) for the PAS-1 Capacity and the Follow-On Capacity is set forth below:

For each month during the
calendar year, following                                             Monthly Lease Fee per Transponder
the Commencement Date                                                (or 36 MHz Transponder Segment)
---------------------                                                -------------------------------
1998 - 2000                                                          US$ [          ]*           (US$ [          ]*/ annum)

2001                                                                 US$ [          ]*           (US$ [          ]*/ annum)

2002 through the                                                     US$ [          ]*           (US$ [          ]*/ annum)
twelfth anniversary of
the Follow-On Lease
Commencement Date


- If for any reason, prior to the transition to the Follow-On Satellite, either the North Beam Capacity or the Latin Beam Capacity Transponder Segment(s) suffers a Confirmed Failure, for purposes of Lease Fee and Outage Credit determinations, the pricing will be broken out as follows:

                                                                     Allocated percentage of monthly
            Capacity                                                 Lease Fee per Transponder
            --------                                                 -------------------------
            North Beam [      ]* MHz                                          [     ]*%


---------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

            North Beam [      ]* MHz                                          [     ]*%
            Latin Beam [      ]* MHz                                          [     ]*%
            Latin Beam [      ]* MHz                                          [     ]*%

For the avoidance of doubt, such pricing will only remain in effect for the duration of any Confirmed Failure, and shall return to 100% of the full Transponder pricing upon restoration of the affected capacity to its applicable Performance Specifications, or upon the commencement of the follow-On Capacity Lease Term, whichever occurs first.





---------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                   APPENDIX B

                         PERFORMANCE SPECIFICATIONS FOR
                     PAS-[ ]* C-BAND NORTH BEAM TRANSPONDERS
                       ([ ]* MHZ AND [ ]* MHZ ALLOCATION)

[










                                                                              ]*









---------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                   APPENDIX C
                   EARTH STATION AND OPERATIONAL REQUIREMENTS
                         FOR ANALOG AND DIGITAL SERVICES
                    VIA PAS-1 C-BAND AND KU-BAND TRANSPONDERS


1.0         INTRODUCTION

This Appendix contains the earth station requirements and associated operational procedures for transmission via C-band and Ku-band transponders on the PAS-1 satellite.

2.0         EARTH STATION REQUIREMENTS

The earth stations used by Customer to transmit analog or digital carriers in C-or Ku-Band transponders must meet the requirements listed in Sections 2.0, 3.0, and 4.0.

2.1         Earth Station EIRP

For full transponder (36 or 72 MHz) operations, Customer earth stations must be capable of transmitting a modulated carrier with a maximum EIRP sufficient to achieve the nominal satellite SFD given in Appendix B with a margin of at least 2 dB. For partial transponder allocations and services, the actual assigned operating EIRP for a given earth station will be determined by PanAmSat in consultation with Customer, taking into account the actual transponder performance and loading prior to the time of the transmission.

2.2         EIRP Stability

The EIRP in the direction of the PAS-1 satellite must, under clear sky conditions, be maintained to within +/- 0.5 dB of the assigned operating EIRP (upon agreement of all users within a multi-carrier transponder and approval of PanAmSat, additional EIRP variation may be permitted). Under no circumstances may the EIRP exceed the assigned value by more than 1 dB.

2.3         Earth Station Transmit Gain Requirement

The gain of the transmit antenna must be sufficient to yield the maximum EIRP, as defined in SFD given in Appendix B with a margin of at least 2 dB (note 1). If antenna size resulting from above requirement is excessive, PanAmSat may reduce requirement provided that adjacent satellite flux density limits are maintained.

2.4         HPA Requirement

In determining the HPA size for a given earth station, it is necessary not only for Customer's transmitting earth station to meet the maximum EIRP requirements, but also to meet the emission constraints set forth in Section 3.4 and 4.2.

2.5.        Antenna Sidelobes

All earth stations shall satisfy the following transmit sidelobe performance envelopes:

            G < = 29 - 25 log   (0) dBi                         1(degrees)<     0 = 7(degrees)
                             10
            G < = 8 dbi,                                        7(degrees)      0 < = 9.2(degrees)
            G < = 32 - 25 log   (0) dBi                         9.2(degrees)<   0 < = 48(degrees)
                             10
            G < = -10 dBi,                                                      0 > 48(degrees)

where G is the gain of the sidelobe envelope, relative to an isotropic antenna, in the direction of the geostationary orbit and 0 is the angle in degrees between the main beam axis and the direction considered. For 0 greater than 7 degrees, the envelope may be exceeded by 10% of the sidelobes, but no individual sidelobe may exceed the envelope by more than 3 dB.

While not mandatory, it is recommended that the receive sidelobes also conform to the envelope described above for the transmit sidelobes. As a minimum, however, the receive sidelobes must sidelobes must satisfy the envelope defined by:

                        G = 30 - 25 log (0) dBi

where G and 0 are as previously defined.

2.6         Transmit Earth Station Polarization

Earth stations used for PAS-1 C- and Ku-band transmissions must be linearly polarized on both the uplink and downlink. Specific uplink and downlink polarizations are determined by transponder assignments and are further specified in Appendix B. The earth station cross-polarization isolation must be a minimum of 30 dB within the main beam of the earth station's transmit antenna pattern.

3.0         VIDEO SERVICE REQUIREMENTS

3.1         Video Exciter Requirements

Customer may use any video exciter which meets the minimum requirements listed in Sections 3.3 through 3.5.

3.2         RF Bandwidth

The RF bandwidth must be 27 MHz or less for dual video carriers transmitted simultaneously within a 54 MHz transponder, and 32 MHz or less for dual video carriers transmitted simultaneously within a 64 MHz transponder. Other bandwidth restrictions may be imposed in shared transponder operation where more than two carriers are in simultaneous use. Where the Customer has full use of the Transponder (36 MHz) any RF bandwidth may be chosen.

3.3         IF Transmit Filter

An IF filter must be provided in the transmit path for each TV/FM carrier in order to reduce video color crosstalk and to minimize adjacent transponder interference. The specific filter used for this purpose must be approved by PanAmSat in consultation with the Customer in consideration of the specific loading of the transponder.

The group delay response characteristics of the filter, while not specified by PanAmSat, should take into consideration both the total group delay of the Satellite Transponder (as specified in the attached Appendix B) as well as the group delay produced by the transmit earth station IF and RF equipment.

3.4         Emission Constraints

The transmit earth station must be equipped and operatied in such a manner that spurious emission at the output of the antenna due to all sources does not exceed 4dBW/4 kHz outside of the assigned carrier bandwidth.

3.5         Energy Dispersal

A low-frequency symmetrical triangular energy dispersal waveform must be added to the baseband signal prior to the FM modulator. A video signal must be present at all times and the peak-to-peak deviation of the energy dispersal modulation must be TBD MHz when video is present.

3.6         Carrier Frequency Assignments

The uplink carrier frequency for video transmission within a transponder or allocation is assigned by PanAmSat based on coordination agreements reached by PanAmSat with other networks. Earth stations must be capable of operating at any frequency within the Transponder. For analog video transmission, frequencies will be assigned to the nearest 0.250 MHz. It is recommended that all transmit earth stations further be capable of operation across the entire satellite uplink frequency band.

3.7         Audio and Data Subcarriers

Customer may add one or more audio or data subcarriers to the normal video baseband, provided that: (1) the EIRP of the composite carrier does not exceed the value specified in Appendix B and; (2) the emission constraints set forth in
Section 3.4 are met.

4.0         DATA SERVICE REQUIREMENTS

4.1         Modem Requirements

The Customer may use any digital, SCPC/PSK, MCPC/PSK satellite modem that meets their particular requirements, subject to the following constraints which are designed to ensure excess interference is not experienced by adjacent satellites or by other users of PAS-1:

a) Digital Modems - Scrambling must be provided to ensure that uniform spectral spreading is applied to the transmitted carrier at all times. A data scrambler built in accordance with CCITT Rec. V.35, or a functionally equivalent unit with similar spectrum spreading characteristics, must be employed.

b) SCPC and MCPC/PSK - In general, any SCPC or MCPC/PSK modem which meets all relevant CCIR and CCITT recommendations is allowed, subject to prior approval by PanAmSat.

c) Other Modems - The use of other modem types is subject to approval by PanAmSat.

4.2         Emission Constraints

The transmit earth station must be equipped and operated in such a manner that spurious emission at the output of the antenna due to all sources does not exceed 4 dbW/4 kHz outside of the assigned transponder bandwidth.

The EIRP density of each carrier, outside the bandwidth allocation of the transponder or partial transponder, which results from spectral regrowth due to earth station non-linearities shall be at least 26 dB below the main carrier spectral density, and shall not exceed 4 dBW in any 4 kHz band within the C-and Ku-band frequency range of the satellite.

4.3         Carrier Frequency Assignments

The assigned center frequency of each carrier will be determined by PanAmSat in consultation with the Customer. The customer will submit a Transmission Plan to PanAmSat for approval at least 10 working days before the start of service or change in transmission parameters. It may on occasion be necessary for PanAmSat to change carrier frequency assignments, either to meet unforeseen changes in the Customer's requirements or to avoid mutual interference with carriers in adjacent or co-frequency transponders.

Transmitting earth stations must be capable of operating at any assigned frequency within the Transponder or allocation. For digital data transmission, frequencies will be assigned to the nearest 0.025 MHz. It is recommended that all transmit earth stations further be capable of operation across the entire satellite uplink frequency band.

Unless specifically approved by PanAmSat, the aggregate allocated bandwidth of carriers within a multi-carrier transponder or allocation should not exceed 90% of the total available bandwidth in order to provide flexibility in carrier assignments and to reduce the effects of intermodulation noise, adjacent carrier interference, co-channel interference, and adjacent satellite interference.

5.0         UPLINK REQUIREMENTS

5.1         Uplink Requirements

Before a transmit station may access a PAS-1 Transponder for video or data transmission, it must demonstrate compliance with the technical requirements set forth in Sections 2.0, 3.0, and 4.0, and with PanAmSat Access Requirements for transmissions to PAS-1, to be provided by PanAmSat to the Customer and as PanAmSat may modify from time to time.

5.2         Uplink Restrictions

Except as may be permitted by PanAmSat during a coordinated test period, no earth station operator shall transmit an unmodulated carrier through a Transponder. The operation of each earth station must be in strict adherence with the Transmission Plan submitted by the Customer and approved by PanAmSat as specified in Section 4.3. Any deviation from that Transmission Plan must be approved in advance by PanAmSat. Under no circumstances shall the earth station transmit an RF carrier to PAS-1 on a frequency not authorized by PanAmSat, whether or not that frequency is in use by other stations.

6.0         ADDITIONAL CONTRACTUAL REQUIREMENTS WITH RESPECT TO THE UPLINK

6.1         Non-interference Restrictions

Customer's radio transmissions to and from the Satellite shall comply with all applicable governmental laws, rules and regulations. Customer will follow established practices and procedures for frequency coordination and will not use the transponder, or any portion thereof, in a manner which would or might under standard engineering practice, interfere with the use of any other Transponder, the Satellite, or any other satellite or transponder on such satellite, or cause physical harm to the Service Transponder, any other Transponder, the Satellite, or any other in-orbit satellite or transponder on such satellite.

6.2         Customer's Transmitting Stations

Customer will configure, equip and operate its transmit facilities so that the interface of these facilities, in space, with the Satellite shall conform to the characteristics and technical parameters of the Satellite. Customer will follow PanAmSat's procedures for initiating or terminating any transmission into the Satellite. Customer will operate all transmit facilities in a manner that allows for cessation of, and will cease transmission immediately upon receiving telephone or telecopy notice from PanAmSat. Customer will furnish information on a continuing basis as required by PanAmSat to prepare for, initiate, provide, maintain and immediately discontinue the use of the Service upon notice by PanAmSat.

PanAmSat shall have the right, but not the obligation, to inspect any Customer transmit facilities, together with associated facilities and equipment. PanAmSat will use its reasonable best efforts to schedule such inspections to minimize the disruption of the operation of such facilities, and Customer shall made such facilities availabe for inspection at all reasonable times. Customer shall, upon PanAmSat's request, provide a measured proof that any such Customer transmit facility meets or exceeds the side envelope described in Section 2.5, above, and PanAmSat may require antenna verification testing to confirm the antenna and uplink equipment complies with the requirements specified in this Appendix and all other applicable regulations.

6.3         Interference and Preemption Notices

Customer shall maintain, at each Customer transmit facility, and shall provide PanAmSat with a telephone number that is continuously staffed, at all times during which customer is transmitting or receiving signals to or from the Satellite, and an automatic telecopy number that shall be maintained in operation and capable of receiving messages from PanAmSat, at all times. Said telephone and telecopy shall be maintained for the purpose of receiving notices from PanAmSat regarding interference or other problems arising out of the provision of Service on, or Customer's or any Assignee's use of the Service Transponder, including, without limitation, any decision by PanAmSat to preempt or interrupt Service to Customer pursuant to the Agreement. IT IS MANDATORY THAT THE PERSON WHO RECEIVES SUCH MESSAGES HAS THE TECHNICAL CAPABILITY AND ABSOLUTE AUTHORITY TO IMMEDIATELY TERMINATE OR MODIFY THE TRANSMISSION IF NOTIFIED BY PANAMSAT PURSUANT TO THE FOREGOING. All such notices shall be effective upon the placement of the telephone call or transmission of a telecopier message by PanAmSat to Customer. If, for any reason, Customer's telephone is not answered and its telecopier is incapable of receiving transmission, PanAmSat's notice shall be deemed to have occurred at the time it attempts to place a telephone call or transmit a telecopier message to Customer. PanAmSat shall promptly confirm telephone notices in writing.

END OF APPENDIX C

                                                                      APPENDIX D

                                    GUARANTEE

        This Guarantee by Impsat Corporation (the "Guarantor"), a Delaware corporation, is for the benefit of the PanAmSat International Systems, Inc., ("PanAmSat"), a Delaware corporation.

        In consideration of International Satellite Communication Holding Limited ("ISCH") entering into the Full-Time Transponder Lease Agreement with PanAmSat, dated April 20, 1998, (the "Agreement") and in order to induce PanAmSat to enter into the Agreement, Guarantor hereby irrevocably and unconditionally guarantees the prompt payment when due to PanAmSat of all amounts and obligations payable by ISCH under the Agreement.

        This Guarantee is a guarantee of payment and not of collection and Guarantor hereby waives notice of acceptance of this Guarantee and any and all legal requirements that PanAmSat shall institute a legal action against ISCH with respect to the Agreement as a condition precedent to bringing any action against Guarantor. No invalidity, irregularity or unenforceability of all or part of the Agreement and no waiver, modification, extension, forbearance or delay on the part of PanAmSat with respect to the enforcement of the Agreement shall operate to release or be deemed a legal or equitable defense to the obligations of the Guarantor under this Guarantee. Regardless of whether PanAmSat is prevented from enforcing any of the obligations as a result of bankruptcy or similar proceedings against ISCH, PanAmSat shall be entitled to receive the sums which would have been otherwise due.

        This Guarantee may not be modified or amended except by an agreement in writing signed by PanAmSat and Guarantor, shall be construed in accordance with the laws of Connecticut and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives, successors and assigns. Any action or proceeding in connection with this Guarantee may be brought by PanAmSat in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of Connecticut. Guarantor consents to the jurisdiction of any court and shall not raise in connection with any proceeding in any such court, and hereby waives, any defenses based upon the venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of service of process (as long as notice of such action or suit is furnished in accordance with the provisions of this Guarantee) or the like in any such action or suit brought in the State of Connecticut. Nothing herein shall be deemed to prevent Guarantor from exercising any right to remove any action from a state court to a federal court in the State of Connecticut.

        Any notice, demand or request to Guarantor hereunder shall be in writing and shall be deemed to have been duly given or made if mailed by registered or certified mail, return receipt requested, to Impsat Corporation, c/o Impsat USA, One Financial Plaza, Ft. Lauderdale, FL 33394, Attn: ________________. Guarantor hereby agrees that process may be served against it in any suit, action or proceeding referred to above by sending the same by first class mail, return receipt requested or by overnight courier service, to the address listed in the immediately preceding sentence.

        IN WITNESS WHEREOF, the undersigned Guarantor has duly executed this Guarantee this ____, day of __________, 1998

                                             IMPSAT CORPORATION


                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------

                                                                    APPENDIX E-2


                SUBORDINATION TO FIRST TRUST NATIONAL ASSOCIATION

      Collateral Trustee

            (a) Customer hereby acknowledges that this Agreement and all rights granted to Customer hereunder are subject and subordinate to a security interest and lien in favor of First Trust National Association (the "Trustee"), as the same may be assigned (the "Security Interest") in and to the Transponder(s) that may be owned and operated by PanAmSat and which are the subject of this Agreement (and/or the proceeds from the sale or other disposition of all or any portion thereof, or any insurance that may be received by PanAmSat as a result of any loss or destruction of, or damage to, the Transponders identified above). The Security Interest shall be deemed to arise under all security agreements, indentures, mortgages, pledge agreements and other collateral documents between Trustee and PanAmSat, including all renewals, modifications, consolidations or replacements thereto (collectively, the "Collateral Documents"). Notwithstanding the Security Interest, the Trustee agrees that Customer shall continue to have the benefits of this Agreement notwithstanding any default on the part of PanAmSat under the Collateral Documents, so long as (i) Customer is not in default under the terms and conditions of this Agreement, (ii) Customer shall not pay any of its obligations under this Agreement more than 30 days prior to their scheduled payment date under this Agreement, (iii) this Agreement is not supplemented, amended or extended or otherwise modified in any manner which adversely affects the interests of the Trustee on behalf of the holders of the Senior Secured Notes (as defined in the Collateral Documents) in a degree greater than the manner in which it adversely affects PanAmSat, and (iv) after receipt of notice from the Trustee of a default by PanAmSat under the Collateral Documents, Customer agrees to make, and makes, all payments thereafter as instructed by the Trustee.

            (b) Customer acknowledges and consents to the foreclosure, should it occur, upon this Agreement by the Trustee or its designee, successor or assignee, and the consequent replacement of PanAmSat under this Agreement by the Trustee, its designee, successor or assignee, or another purchaser or assignee, provided that any successor to PanAmSat under this Agreement (i) expressly assumes PanAmSat's obligations hereunder for the benefit of Customer, and (ii) succeeds to substantially all of the right, title, and interest in and to all assets of PanAmSat reasonably necessary for such successor to perform its obligations under this Agreement. Upon such succession and assumption by a party other than the Trustee, the Trustee and its successors under this Agreement, other than the ultimate successor, shall be released from any further liability under this Agreement.

            (c) The Trustee shall be entitled to exercise all rights and to cure any defaults of PanAmSat under this Agreement, within such cure period as may be available to PanAmSat under this Agreement. Upon receipt of notice from the Trustee, Customer agrees to accept such exercise and cure by the Trustee and to render all or any part of the performance due by Customer under this Agreement to the Trustee.

            (d) The Trustee shall be deemed an express third party beneficiary of this Appendix E-2. This Appendix E-2 shall be self-operative and no further instrument of subordination shall be required by any security agreement, mortgage or other document reflecting the Security Interest to make this subordination effective. In confirmation of such acknowledged subordination, Customer shall execute promptly any instrument or certificate which PanAmSat or the Trustee may reasonably request.